Exhibit 10.1
January 6, 2009

Numoda Corporation
The Curtis Center
601 Walnut Street, 9th Floor
Philadelphia, PA  19106

Dear Sir or Madam:

This letter sets forth the agreement of Numoda Corporation, The Curtis Center, 601 Walnut Street, 9th Floor, Philadelphia, PA  19106 (the “Purchaser”) and Columbia Laboratories, Inc. (the “Company”) regarding the purchase by the Purchaser from the Company of an aggregate of 451,807 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”) on the date hereof.

SECTION 1.                                Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.  The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof.  The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered on behalf of the Company by a duly authorized person.  This Agreement constitutes, or shall constitute, when executed and delivered by the Purchaser, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

(b)           The Shares to be issued and sold under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of the Common Stock.

(c)           The Shares issued by the Company to the Purchaser have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-3, Commission File Number 333-155530, relating, among other things, to the Shares and the sale thereof from time to time in accordance with Rule 415 under the Securities Act (the “Registration Statement”). The Registration Statement is in full force and effect and no cease and desist order or other suspension of the Registration Statement exists, has been imposed or, to the knowledge of the Company, is threatened by the Securities and Exchange Commission.

(d)           Annexed hereto as Annex I is the Prospectus Supplement (as defined in Section 2(b) below) that the Company will file with the Commission in connection with the transaction contemplated by this Agreement not later than the second business day following the date of the last party’s execution of this letter.

(e)           The Shares are freely tradable without restrictions or further registration or qualification under the Securities Act or any applicable state securities laws (except as described in Section 5).

SECTION 2.                                Representations, Warranties and Agreements of the Purchaser.  The Purchaser represents, warrants and agrees that

(a)           The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares to be purchased by it in accordance with the terms hereof.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action.  This Agreement has been duly executed and delivered on behalf of the Purchaser by a duly authorized officer. This Agreement constitutes, or shall constitute, when executed and delivered by the Company, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other principles or general application.

(b)           All information about the Purchaser in the Prospectus Supplement (as defined below), is true and correct in all material respects.  “Prospectus Supplement” means the final prospectus supplement, in the form first filed after the date of this Agreement pursuant to Rule 424 under the Securities Act.  The Purchaser shall comply with all applicable laws, rules, regulations and orders.  The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act.  The Purchaser is acquiring the Shares for its own account and has no present intention of selling or distributing any of the Shares in any transaction that would violate the Securities Act.

(c)           Between the time the Purchaser first entered into discussions about this transaction with the Company and the date of this Agreement, the Purchaser has not engaged in any short sales or similar transactions with respect to the Common Stock, nor has the Purchaser, directly or indirectly, knowingly caused any person to engage in any short sales or similar transactions with respect to the Common Stock.

SECTION 3.                                Purchase of the Stock by the Purchaser.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell and the Purchaser hereby agrees to purchase 451,807 Shares.  The price of the Shares shall be $1.66 per share, and the aggregate purchase price for the Shares shall be $749,999.62.

SECTION 4.                                Delivery of and Payment for the Shares.  Delivery of and  payment for the Shares shall be made at the offices of the Company, at 10:00 A.M., New York City time, on the date of this Agreement or at such other date or place as shall be determined by agreement between the Purchaser and the Company.  This date and time are sometimes referred to as the “Delivery Date.”  On the Delivery Date, the Company shall deliver or cause to be delivered via overnight courier service to the Purchaser’s offices certificates with respect to the Shares to the Purchaser against payment to or upon the order of the Purchaser of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Purchaser hereunder.

SECTION 5.                                Further Agreements of the Company.

(a)           The Company shall comply with all applicable laws, rules, regulations and orders in connection with the sale of the Shares pursuant to this Agreement.

(b)           The Company will promptly notify the Purchaser of (i) its receipt of notice of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement and (ii) its becoming aware of the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or which makes it necessary to change the Registration Statement in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 6.                                Indemnification.  Each Party hereto will indemnify and hold harmless the other and its officers, directors, employees and agents, if any (the "Indemnitee(s)") from and against all costs, losses, liabilities, damages, claims, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and any other amounts arising from any and all claims, demands, or proceedings incurred or accrued by an Indemnitee as a result of a breach by the indemnifying party of its representations, warranties or obligations under this Agreement. The indemnification provided by this Section 6 shall be in addition to any other rights to which the Indemnitee(s) may be entitled under any agreement, as a matter of law or equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee(s). Subject to the foregoing sentence, the provisions of this Section 6 are for the benefit of the Indemnitee(s) and shall not be deemed to create any rights for the benefit of any other persons.

SECTION 7.                                Rule 10b-5 Limitations.  Each Party hereby acknowledges that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company in violation of such laws or disclosing any such information in violation of such laws to any other person who might trade on such information.

SECTION 8.                                Facsimile or “pdf” Copies.  Delivery of an executed copy of a signature page to this Agreement by facsimile or “pdf” transmission shall be as effective as delivery of a manually executed copy of this Agreement and shall be as effective and enforceable as the original.

SECTION 9.                                Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Purchaser contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive for two years and one day from the date hereof and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 10.                                Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York without giving effect to the conflicts of law principles thereunder.

SECTION 11.                                Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 12.                                Headings; Miscellaneous.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.  Neither party shall issue any press release or other public statement relating to the transactions contemplated by this Agreement without the prior written approval of the other party, which shall not be unreasonably withheld.

If the foregoing correctly sets forth the agreement among the Company and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

COLUMBIA LABORATORIES, INC.

By:           /S/ Robert S. Mills
Name: Robert S. Mills
Title: President & CEO
Date: January 6, 2009

Accepted:

NUMODA CORPORATION

By:           /S/ Mary Schaheen
Name: Mary Schaheen
Title: CEO
Date: January 6, 2009